UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2025

Jade Biosciences, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	001-40544	83-1377888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent St., Building 23
Suite 105
Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 312-3013

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	JBIO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On June 26, 2025, Jade Biosciences, Inc. (the “Company”) entered into a master services agreement (the “Patheon MSA”) with Patheon Biologics LLC, a brand of Thermo Fisher Scientific, Inc. (“Patheon”). The Patheon MSA governs certain development activities and current good manufacturing practice (“cGMP”) manufacturing and testing for JADE101, as well as future Company programs, on a non-exclusive, project agreement basis. Under the Patheon MSA, the Company is obligated to pay Patheon certain service fees and non-cancellable obligations in the amount specified in each project agreement executed under the Patheon MSA for the provision of services. Patheon is obligated to, among other things, (i) perform manufacturing services in accordance with applicable standards, laws, and instructions, including cGMP where applicable, (ii) comply with confidentiality and invention assignment provisions, (iii) notify the Company of regulatory visits or inspections and (iv) assign to the Company all right, title and interest in and to intellectual property created or developed in connection with the provision of the services, and intellectual property relating to such inventions, subject to certain exceptions. The Patheon MSA has an initial term of five years and automatically renews for additional three year periods unless either party gives notice of non-renewal before the end of the then-existing term. The term will extend (even if notice of non-renewal has been given) to allow for completion of services under any active project agreement. Unless the parties otherwise agree in a particular project agreement, the term of each project agreement shall commence on execution by both parties and terminate upon completion of the services thereunder. Notwithstanding the foregoing, the Company can terminate any project agreement upon prior written notice to Patheon for any business reason, subject to certain specified cancellation fees if applicable. In addition, either may terminate a project agreement in the event of bankruptcy or insolvency, uncured material breach or a force majeure event that prevents performance of a pending project agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2025, the Company appointed Bradford Dahms as Chief Financial Officer and Treasurer of the Company, effective as of July 14, 2025 (the “Effective Date”).

Mr. Dahms (age 37) brings over 15 years of financial and strategic leadership experience across the biotechnology and investment banking sectors, with a focus on corporate finance, capital markets, and business development. Prior to joining the Company, he served as Chief Financial Officer and Chief Business Officer of IDRx, Inc., a private biotechnology company, from March 2024 until its acquisition by GSK plc in February 2025, where he oversaw the company’s financial operations, investor relations and business development functions. He also served as Chief Financial Officer of Theseus Pharmaceuticals, Inc., a Nasdaq-listed biotechnology company, from May 2021 until it was acquired by Concentra Biosciences, LLC in February 2024. While there, he led the company’s financial operations, investor relations and business development functions and also served as President and a director from December 2023 to February 2024. From September 2019 to May 2021, Mr. Dahms served as Chief Financial Officer of Selecta Biosciences Inc., a Nasdaq-listed biotechnology company, where he was responsible for financial operations, investor relations and business development. Prior to that, Mr. Dahms served as Senior Vice President – Healthcare Investment Banking at Cantor Fitzgerald & Co., an investment bank, from April 2014 to August 2019. He also served as an analyst at RBC Capital Markets from 2012 to 2014, and at JPMorgan Chase & Co. from 2010 to 2012. Mr. Dahms holds a Bachelor of Science degree in Economics, with honors, from The Ohio State University.

In connection with Mr. Dahms’ appointment as Chief Financial Officer, Mr. Dahms entered into an employment agreement with the Company (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Dahms is entitled to an initial base salary of $500,000 per year and an annual performance bonus targeted at 40% of his base salary. In addition, the Board of Directors of the Company approved a grant to Mr. Dahms, effective as of the Effective Date, of an option to purchase up to 526,000 shares of the Company’s common stock, par value $0.0001 per share under the Company’s 2025 Stock Incentive Plan, which will vest and become exercisable as to 25% on the first anniversary of the Effective Date and in equal monthly installments thereafter through the fourth anniversary of the Effective Date, subject to Mr. Dahms’ continued service to the Company through each applicable vesting date.

In the event Mr. Dahms’ employment is terminated by the Company without cause or he resigns for good reason (each, an “Involuntary Termination”), Mr. Dahms would, subject to the execution of a release in favor of the Company, be eligible to receive: (i) severance payments equal to 12 months of his base salary, (ii) any bonus earned but unpaid for the prior year, and (iii) Company-subsidized continuation coverage under the Company’s group health plans for up to 12 months; however, if the Involuntary Termination is within three months prior to or within 12 months following a change in control of the Company, Mr. Dahms would instead be eligible to receive: (A) severance payments equal to 1.5 times his base salary and his target bonus for the year of termination, (B) any bonus earned but unpaid for the prior year and a prorated target annual bonus for the year of termination, (C) an amount equal to 12 months of monthly employer contributions under the Company’s group health plans, and (D) accelerated vesting of all outstanding time-based equity awards.

In addition, Mr. Dahms also entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.6 to the Company’s Form S-4 (File No. 333-283562) filed with the Securities and Exchange Commission on March 14, 2025.

Mr. Dahms has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Dahms and any other person pursuant to which he was appointed as an officer of the Company. Mr. Dahms is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Jonathan Quick will continue to serve in his role as the Company’s Senior Vice President, Finance. As Chief Financial Officer, Mr. Dahms will succeed Mr. Quick as the Company’s principal financial officer and principal accounting officer as of the Effective Date. Mr. Quick will continue to serve as a member of the Company’s management.

Item 7.01 Regulation FD Disclosure.

On July 1, 2025, the Company issued a press release regarding the appointment of Mr. Dahms as Chief Financial Officer, as described under Item 5.02 above. A copy of the press release is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith:

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, issued on July 1, 2025.

104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jade Biosciences, Inc.
(Registrant)

Date: July 1, 2025	By:	/s/ Tom Frohlich
		Name:	Tom Frohlich
		Title:	Chief Executive Officer